Exhibit 10.36A
Schedule of Unsecured Subordinated Promissory Notes Issued December 31, 2008
to Holders of Series B and Series C Convertible Preferred Stock

Holder	Principal Amount

Apax Excelsior VI, L.P.	$599,320.75

Apax Excelsior VI-A, C.V.	$48,955.62

Apax Excelsior VI-B, C.V.	$32,613.62

Patricof Private Investment Club III, L.P.	$20,480.37

Camden Partners Strategic Fund III, L.P.	$589,672.59

Camden Partners Strategic Fund III, L.P.	$235,685.19

Camden Partners Strategic Fund III-A, L.P.	$24,506.48

Camden Partners Strategic Fund III-A, L.P.	$9,794.53